                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        November 8, 1999
                                                  ------------------------------


                           PAIRGAIN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                     0-22202                   33-0282809
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


   14402 Franklin Avenue, Tustin, CA                              92780-7013
----------------------------------------                     -------------------
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (714) 832-9922


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

        On November 8, 1999, PairGain Technologies, Inc. announced a final agreement with the U.S. Attorney's office. Pursuant to the agreement, on November 8, 1999, we pled guilty, in U.S. District Court in Santa Ana, California, to one felony count for failing to implement a system of internal accounting controls and to maintain accurate books and records in violation of 15 U.S.C. Sections 78m(b) (2) and 78ff, and 18 U.S.C. Section 2, for aiding and abetting or causing these acts to be done.

        Under the terms of the agreement, we agreed to pay a fine of $1,000,000, to reimburse the government $400,000 for the costs of its investigation and to pay a $200 special assessment. We also agreed to four years probation. During the term of probation, we:

         o  agreed not to commit a federal, state or local crime;

         o agreed to file a Form 8-K with the SEC within ten days to disclose the nature of the offense committed, the fact of conviction, the nature of the punishment and the steps that will be taken to prevent the recurrence of similar offenses;

         o agreed to submit financial statements reviewed by our outside accountants in connection with the filing of our quarterly reports with the SEC. In addition, each member of the Board of Directors, with the exception of the Chairman of the Board, will be required to sign each of our quarterly reports during the probationary period and certify that he or she has read and reviewed the report and believes it to be true and correct. The current Chief Financial Officer and the current Chairman of the Board may not exclusively direct the preparation of the quarterly reports or financial statements during this period, but may participate in their review; and

         o agreed to engage an expert approved by the Probation Office and the U.S. Attorney's Office to conduct an examination, at our expense, in order to: (i) assess whether our internal accounting controls are adequate such that transactions are recorded as necessary to maintain accountability for our assets; (ii) assess whether our books, records and accounts accurately and fairly reflect our transactions and dispositions of our assets; and (iii) assess whether we properly disclose our financial transactions in a timely manner in the appropriate fashion to the appropriate persons or agencies. In addition, the expert will review our procedures for making and maintaining corporate documents.

            The expert is to make recommendations deemed appropriate to improve our system of internal accounting controls and record-keeping. The expert will report the recommendations to the Probation Office and the U.S. Attorney's Office. The Probation Office will determine which recommendations must be implemented. We must then implement the recommendations identified by the Probation Office as soon as reasonably practical, but in no event later than 60 days, and shall report on the progress of such implementation to the Probation Office. During the term of our probation, we are also required to permit the expert to conduct follow-up examinations on an annual basis to determine that we have implemented and maintained the recommendations identified by the Probation Office.

        Since the first quarter of 1996, we have requested our outside accountants and legal counsel to review our quarterly financial statements and public disclosures, including financial press releases and periodic SEC reports, prior to publication. In addition, we have regular meetings with our outside accountants to discuss the accounting and disclosure of transactions in our books, records and financial statements. Also, in the first quarter of 1996, we retained our outside accountants to assist and make recommendations in the preparation of our "Investment Policy Guidelines" which, among other things, require a comprehensive system of documentation and record-keeping. These Guidelines require comprehensive management reports on the status of our investments to provide assurance of the accuracy of our financial records and periodic reports to the Board of Directors regarding compliance with the provisions of the Guidelines. PairGain first adopted these Guidelines in April 1996.

        In addition to the agreement reached with the U.S. Attorney's Office discussed above, PairGain, our Chairman, Charles S. Strauch, and our Chief Financial Officer, Charles W. McBrayer, also reached a settlement with the SEC. Without admitting or denying the SEC's findings, PairGain consented to an SEC order directing us to cease and desist from committing or causing any violations or future violations of the antifraud, periodic reporting, books and records and internal accounting control provisions. Messrs. Strauch and McBrayer agreed, also without admitting or denying the SEC's allegations, not to violate the antifraud provisions. In addition, Mr. McBrayer agreed not to violate the periodic reporting, books and records and internal accounting control provisions. Messrs. Strauch and McBrayer have also agreed to pay civil money penalties of $25,000 each.

        PairGain's Board of Directors authorized the settlement of all outstanding claims with the U.S. Attorney's office and the SEC in the interest of avoiding protracted litigation and in order to bring closure to these matters.

        The agreements with the U.S. Attorney's office and the SEC were announced in a press release issued on November 8, 1999. A copy of our press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     Exhibit No.     Exhibit
     -----------     -------

       99.1          Text of Press Release by PairGain dated November 8, 1999.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, PairGain has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.


Date: November 15, 1999                    PAIRGAIN TECHNOLOGIES, INC.



                                           /s/ MICHAEL PASCOE
                                           -------------------------------------
                                           Michael Pascoe
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS

     Exhibit No.     Exhibit
     -----------     -------

       99.1          Text of Press Release by PairGain dated November 8, 1999.